EXHIBIT 5.1

July 30, 2010
Board of Directors
Worthington Industries, Inc.
200 Old Wilson Bridge Road
Columbus, Ohio 43085	Dale T. Brinkman
Vice President-Administration
& General Counsel
Members of the Board of Directors:
I am familiar with the proceedings taken and proposed to be taken by Worthington Industries, Inc., an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 1,500,000 common shares, without par value, of the Company (the “Common Shares”) for the purpose of offering such Common Shares from time to time pursuant to the Worthington Industries, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”).
In connection with rendering this opinion, I have, to the extent deemed necessary, examined originals or copies, the authenticity of which has been established to my satisfaction, of the Company’s Amended Articles of Incorporation, as currently in effect (the “Articles”), the Company’s Code of Regulations, as currently in effect (the “Regulations”), the Registration Statement, the Plan and certain corporate records of the Company, including resolutions adopted by the directors of the Company. In rendering the opinion set forth in paragraph (1) below in respect of the good standing of the Company, I have relied, without independent inquiry or investigation, upon a certificate of good standing of the Company issued as of a recent date by the Secretary of State of the State of Ohio.
In my examination of the aforesaid documents, I have assumed, without independent investigation, the authenticity of all records, documents and certificates examined by me, the correctness of the information contained in all records, documents and certificates examined by me, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents and certificates, the authority of all persons entering and maintaining records or executing documents and certificates (other than persons executing documents and certificates on behalf of the Company), and the conformity to authentic originals of all items submitted to me as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents or certificates.
I have relied solely upon the examinations and inquiries recited herein, and, except for the examinations and inquiries recited herein, I have not undertaken any independent investigation to determine the existence or absence of facts, and no inference as to my knowledge concerning such facts should be drawn.
As used herein, the phrase “validly issued and outstanding” means that the particular action has been authorized by all necessary corporate action of the Company and that the Company has the corporate authority to take such action under Chapter 1701 of the Ohio Revised Code and the Company’s Articles and Regulations.
Based upon and subject to the foregoing and subject to the further qualifications and limitations set forth below, as of the date hereof, I am of the opinion that:
1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio; and
2. The Common Shares have been duly authorized for issuance by all necessary corporate action and, when issued and delivered by the Company upon payment therefor, in the manner provided and for the consideration prescribed under the terms of the Plan, such Common Shares will be validly issued and outstanding, fully paid and non-assessable, assuming compliance with applicable Federal and state securities laws.

I am a member of the Bar of the State of Ohio and do not purport to be an expert in the laws of any jurisdiction other than the laws of the State of Ohio, including the applicable provisions of the Ohio Constitution and the reported judicial decisions interpreting those laws, and the United States of America.
This opinion is based upon the laws and legal interpretations in effect, and the facts and circumstances existing, on the date hereof, and I assume no obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts or circumstances.
I consent to the filing of my opinion as an exhibit to the Registration Statement and to the reference to me therein. By giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations promulgated thereunder.
Very truly yours,
/s/ Dale T. Brinkman
Dale T. Brinkman
Vice President-Administration,
General Counsel and Secretary